EX-32.1 4 v18733exv32w1.htm EXHIBIT 32.1

Exhibit 32.1
Written Statement of the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. (“Registrant”), hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Jack Friedman
Jack Friedman
Chairman and Chief Executive Officer
Date: May 12, 2008